UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2018

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 8.01Other Events.

As disclosed in the Quarterly Reports on Form 10-Q filed by Baxter International Inc. (the “Company”) for the quarters ended March 31, 2018 and June 30, 2018, effective January 1, 2018, the Company adopted Accounting Standards Update No. 2017-07 (“ASU 2017-07”), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which amends ASC 715, Compensation – Retirement Benefits. The Company is filing this Current Report on Form 8-K to recast certain information included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Form 10-K”) to reflect the retrospective impact of adoption of ASU 2017-07.

ASU 2017-07 requires employers that present a measure of operating income in their statements of earnings to include only the service cost component of net periodic pension and postretirement benefit cost in operating expenses. The service cost component of net periodic pension and postretirement benefit cost should be presented in the same operating expense line items as other employee compensation costs arising from services rendered during the period. The other components of net periodic pension and postretirement benefit cost, including interest costs, expected return on assets, amortization of prior service cost/credit and actuarial gains/losses, and settlement and curtailment effects, are to be included separately and outside of any subtotal of operating income. This guidance impacted the presentation of the Company’s consolidated statements of income with no impact on net income. The Company elected to apply the practical expedient which allows it to reclassify amounts disclosed previously in the retirement and other benefits footnote as the basis for applying retrospective presentation for prior comparative periods.

The following items of the 2017 Form 10-K are being recast in Exhibit 99.1 to reflect the adoption of ASU 2017-07:

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and
•	Part II, Item 8. Financial Statements and Supplementary Data.

The information included in this Current Report on Form 8-K and the exhibits filed herewith supersedes the corresponding information in the 2017 Form 10-K. The recast items listed above have been updated only for the adoption of ASU 2017-07. The Company has not otherwise updated the items to reflect any event or development occurring after the filing of the 2017 Form 10-K. This Current Report on Form 8-K does not represent an amendment to or restatement of the Company’s 2017 Form 10-K and should be read in conjunction with the 2017 Form 10-K. For developments since the filing of the 2017 Form 10-K, refer to the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and its Current Reports on Form 8-K filed subsequent to the 2017 Form 10-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

23	Consent of PricewaterhouseCoopers LLP.

99.1

Recast Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Recast Part II, Item 8. Financial Statements and Supplementary Data of Baxter International Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2018
BAXTER INTERNATIONAL INC.

	By:	/s/ James K. Saccaro
James K. Saccaro
Executive Vice President and Chief Financial Officer